Exhibit 10.2

LEASE AGREEMENT

1.             Lease Agreement

This Lease Agreement is made and entered into effective the 19th day of March, 2007, by and between LARRY RUFFINO AND ROLAND RUFFINO, of Bryan, Texas, herein called “Lessor”, and LIQUIDMETAL TECHNOLOGIES D/B/A LAKE FOREST, CA / LIQUIDMETAL COATINGS GROUP, of Texas herein called “Lessee”.

In consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, Lessor does hereby demise and lease to Lessee, and Lessee does hereby lease from Lessor, the premises situated at 801 FM 2821 B, Huntsville, Texas, and herein called the “leased premises”, and consisting of approximately 4,500 square feet, more or less.

Term

1.             The term of this lease shall be for a period of five (5) year(s) commencing on August 1, 2007, and ending August 1, 2012, except that the lease may be terminated prior thereto in the event of the default by Lessee herein.

Rent

2.             A.  Lessee aggress to pay to Lessor as base rent for the leased premises the sum of $3000.00 per month in advance on the first day of each month, commencing on the 1st day of August 2007, at the place Lessor specifies in Paragraph 17 herein.  If the Lessor does not receive the rent by the 15th day of each month, the Lessee agrees to pay the Lessor, in addition to the rent, a late fee equal to five (5%) percent of the monthly rent for that month and each month thereafter in which the Lessee is delinquent in the payment of that monthly rental payment.

B.  Operating Expense Payment.  Lessee shall also pay as additional rental Lessee’s pro rata share of increases in ad valorem tax or casualty insurance premiums of Lessor for the building and project of which the leased premises are a part, using 2006 as the base year for the purpose of calculating such increases.  Lessor shall invoice Lessee for Lessee’s pro rata share within on month following the close of any calendar year for which additional rental is due under this section.  Monthly Rent for the following 12-month period shall then be increased by such amount, divided by twelve.

Security Deposit

3.             A. Lessee has previously deposited with Lessor the additional sum of $1,500.00, receipt of which is hereby acknowledged by Lessor, as security for the full and faithful performance by Lessee of the aforementioned terms, conditions, and covenants of this lease on Lessee’s part to be performed and kept.  This deposit does not constitute advance rental payment due herein.

B.  Excluding the final rental payment to be made herein, if at any time during the term hereof Lessee shall be in default in the payment of rent herein stated or any portion thereof, or of any other sums expressly constituting rent hereunder, Lessor may appropriate and apply any portion of the security deposit as may be necessary to the payment of the overdue rent or other sums expressly constituting rent hereunder.

C.  If at any time during the term hereof, Lessee should fail to repair any damage to the premises that he is required to repair pursuant to the terms hereof for a period greater than ten (10) days after written demand to make such repair is served on Lessee by Lessor, then Lessor may appropriate and apply any portion of the security deposit as may be reasonably necessary to make such repairs.

D.  If on termination of this Agreement for any reason, Lessee does not leave the leased premises in, as good order, repair, and condition as they were in at the effective date of this lease, excluding “normal wear and tear”, then Lessor may appropriate and apply any portion of the security deposit as may be reasonably necessary to put the premises in such condition.  As used herein, the term “normal wear and tear” means that deterioration which occurs, based upon the use for which the premises herein are intended, without negligence, carelessness, accident, or abuse of the premises or equipment or chattels by the Lessor, or his invitees or guests.

E.  In the event actual cause exists for retaining all or any portion of the security deposit, the Lessor shall return to the Lessee the balance of the security deposit, if any, together with a written description and itemized list of all deductions.  Such deductions shall be limited to damages and charges for which the Lessee is legally liable under this Agreement or as a result of breaching this Agreement.  The Lessor shall not be required to furnish a description and itemized list of deduction if there are any rentals due and unpaid at the time the Lessee surrenders possession of the premises.

F.  Within thirty (30) days after Lessee surrenders the premises, any remaining portion of the security deposit, after any lawful deductions as above, shall be returned to Lessee, directed to the address left by Lessee in writing specifically for such purposes.

Use

4.             A.  The leased premises shall be used only as office and warehouse space.  Lessee shall not permit the leased premises or any part thereof to be used for:  (a) the conduct of any offensive, noisy, or dangerous activity that would increase the premiums for fire insurance on the leased premises; (b) the creation or maintenance of a public nuisance; or (c) anything t\which is against public regulations or rules or any public authority at any time applicable to the leased premises.

B.  Signs.  NO signs of any type or description shall be erected, placed or painted in or about the leased premises or project except those signs submitted to Lessor in writing and approved by Lessor in writing.

Utilities and Service

5.             A.  Building Services.  Lessee shall furnish water, gas, and electricity during the term of the Lease.  Lessee shall pay all telephone charges.  Lessee shall also furnish routine maintenance, painting and electric lighting service for all public areas and special service areas of the building in the manner and to the extent deemed by lessor to be standard.  Lessor shall arrange for all lawn and landscape maintenance at the Leased Premises and Lessee shall pay one-half of the cost of such maintenance monthly as additional rent.  Lessor may, in its sole discretion, provide additional services not enumerated herein.  Failure by Lessor to any extent to furnish any other services not enumerated, or any cessation thereof, shall not render Lessor liable in any respect for damages to either person or property, be construed as an eviction of Lessee, work an abatement of rent or relieve Lessee from fulfillment of any covenant in this Lease.

B.  Theft or Burglary.  Lessor shall not be liable to Lessee for losses due to theft or burglary, or for damages done by unauthorized persons to the leased premises or the building.

C.  Janitorial Service.  Lessee shall furnish his own janitorial service to the leased premises and public areas of the building during the term of this Lease.

Indemnity Agreement and Liability Insurance

6.             Lessee agrees to indemnify and hold Lessor and the property of Lessor, including the leased premises, free and harmless from any and all liability for injury to or death of any person, including Lessee and guests and invitees of Lessee, or for damage to property arising from the use and occupancy of the leased premises by Lessee or from the act or omission of any person or persons, including Lessee and guests and invitees of Lessee, in or about the leased premises.  Lessee shall keep and maintain a current general comprehensive liability policy in the leased premises for a minimum amount of $1,000,000.00, naming Lessor and Lessee as insured parties.

Alterations and Improvements

7.             Lessee shall make no alterations to the buildings on the leased premises nor construct any buildings or other improvements on the leased premises without first having provided to the Lessor or his designated agents the plans and specifications for the proposed alterations and improvements and the name of the proposed contractor.  After receipt of such plans and specifications and the name of the building contractor, Lessor or his designated agents shall have the right to inspect the leased premises and investigate the proposed alterations and improvements at a reasonable time.  After review of the plans and specifications and any inspection, Lessor or his designated agents shall notify the Lessee in writing as to its approval or disapproval of the proposed alterations and improvements and the proposed contractor.  If Lessor disapproves either or both, then Lessee shall not undertake the construction until approval of both the construction and the contractor is obtained from the Lessor.  Lessee agrees to construct the alterations and improvements according to the submitted and approved plans and specifications and to use the contractor whose name was approved by the Lessor or his designated agents.

Conditions of Premises

8.             Lessee stipulates that he has examined the leased premises, as well as all buildings and improvements located thereon, and they are all, at the effective date of this lease, in good order, repair, and in safe and clean condition.

Maintenance of Premises

9.             A.  Lessee shall, at his own costs and expense, maintain the leased premises and the buildings and improvements on the leased premises in a good order, repair, and condition as they were in at the effective date of this lease, reasonable wear and tear excepted.  Lessee shall be specifically responsible for all maintenance and repair of the leased premises and the buildings and improvements on the leased premises, including but not limited to all plate glass, electrical fixtures and appliances, air-conditioning and heating units, cabinets, doors, plumbing accessories and systems and all items dealing with the inside and outside appearance of the leased premises.  Further, it shall be construed as an act of default under this lease if Lessee permits by neglect or otherwise exterior windows, and the general cleanliness and outward appearance of the leased premises to fall into a state of disrepair as determined by periodic inspections by Lessor.  If such condition of disrepair is found by the Lessor, the Lessor shall give Lessee thirty (30) days notice of such default, and if Lessee does not correct the condition of default, then Lessor may proceed with any remedies available under this lease or those available at law.

B.  Additionally, if any damage to or required repair of the leased premises or any building or improvement thereon is caused by any act or negligence of Lessee or Lessee’s guests or invitees, Lessee shall be required, at Lessee’s expense, to the extent such damage or repair costs are not covered by insurance maintained by Lessor, to repair and pay for same.  In this connection, repair work for damage covered wholly or partially by Lessor’s insurance shall be paid for by Lessor’s insurance and Lessee shall be responsible only for such part of the repair costs in excess of the insurance coverage.

Improvements Property of Lessor

10.           All alterations, changes, and improvements built, constructed, or placed on the leased premises by Lessee, other than moveable personal property, shall, unless otherwise provided by written agreement between Lessor and Lessee, be the property of Lessor and remain on the leased premises at the expiration or sooner termination of this lease or Lessor may require the removal of such alterations, at Lessor’s option.  Nothing contained in this paragraph, however, shall authorize Lessee to make or place any such alterations, changes, or improvements on the leased premises without having first obtained the written consent of Lessor as provided in Paragraph (7) herein.

Casualty and Insurance

11.           A.  Partial destruction of the leased premises shall not render this lease void or voidable, or terminate it except as herein provided.  If the leased premises are partially destroyed during the term of this lease, Lessor shall repair same, to the extent that he receives any insurance proceeds for such repairs; provided however, Lessor shall do so only if such repairs can be made in conformity with local, state and federal laws and regulations within one hundred twenty (120) days of the partial destruction.  Rent for the leased premises will be reduced proportionately to the extent to which the repair operations interfere with the Lessee’s normal use and occupancy of the premises.  If the repairs cannot be so made within the time limited, Lessor has the option to make them within a reasonable time and continue this lease in effect with proportional rent rebated to Lessee as provided for herein.  If the repairs cannot be so made in one hundred twenty (120) days and if Lessor does not elect to make them within a reasonable time, either party hereto has the option to terminate this lease.  If the leased premises are totally destroyed, either party hereto has the option to terminate this lease.

B.  Substantial Destruction.  If the leased premises should be totally destroyed by fire or other casualty, or if the leased premises should be so damaged so that rebuilding cannot reasonably be completed within 120 working days after the date of written notification by Lessee to Lessor of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

C.  Property insurance.  Lessor shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the building against all risk of direct physical loss in an amount equal to ninety percent of the full replacement cost of the building structure and its improvements as of the date of the loss; provided, that Lessor shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee upon or within the leased premises, any fixtures installed by or paid for by Lessee upon or within the leased premises, or any improvements which Lessee may construct on the leased premises.  Lessee shall have no right in or claim to the proceeds of any policy of insurance maintained by Lessor even if the costs of such insurance is borne by Lessee as set forth in Section 2.

D.  Waiver of Subrogation.  Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all rights or recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the leased premises, improvements to the building of which the leased premises are a part or personal property within the building, by reason of fire or the elements regardless of cause or origin, including negligence of Lessor or Lessee and their agents, officers and employees.  Because this section will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each insurance company which has issued to it policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this section and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this section.

Assignment and Subletting

12.           Lessee shall not assign this lease nor sublet the leased premises or any interest therein without first obtaining the written consent of Lessor.  A consent by Lessor to one assignment or subletting shall not be deemed to be a consent to any subsequent assignment or subletting.  An assignment or subletting without the written consent of Lessor, or an assignment or subletting by operation of law, shall be void, and shall, at the option of Lessor, terminate this lease.  Lessor may sell the leased premises and such sale shall release Lessor of liability under this lease.

Default by Lessee

13.           A.  If Lessee shall allow the rent to be in arrears more than thirty (30) days after written notice of such delinquency, or shall remain in default under any other condition of this lease for a period of thirty (30) days after written notice from Lessor, or should any other person than Lessee secure possession of the premises, or any part thereof, by reason of any receivership, bankruptcy proceedings, or other operation of law in any manner whatsoever, Lessor may at his option, without notice to Lessee, terminate this lease.  In the alternative, Lessor may reenter and take possession of said premises, changing locks if necessary, and remove all persons and property therefrom and lock them out, without being deemed guilty of any manner of trespass, and relet the premises or any part thereof, for all or any part of the remainder of said term, to a party satisfactory to Lessor, and at such monthly rental as Lessor may with reasonable diligence be able to secure.  Should Lessor be unable to relet after reasonable efforts to do so, or should such monthly rental be less than the rental Lessee was obligated to pay under this lease, or any renewal thereof, plus the expense of reletting, then Lessee shall pay the amount of such deficiency to Lessor.

B.  Landlord’s Lien.  As security for payment of rent, damages and all other payments required to be made by this Lease, Lessee hereby grants to a Lessor a lien upon all property of Lessee now or subsequently located upon the leased premises.  If Lessee abandons or vacates any substantial portion of the leased premises or is in default in the payment of any rentals, damages or other payments of any rentals, damages or other payments required to be made by this Lease or is in default of any other provision of this Lease.  Lessor may enter upon the leased premises, by picking or changing locks if necessary, and take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or more successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Lessee, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of Lessee’s title and interest in the personal property sold.  The proceeds of the sale of the personal property shall be applied by Lessor toward the reasonable costs and expenses of the sale, including attorney’s fees, and then toward the payment of all sums then due by Lessee to Lessor under the terms of this Lease.  Any excess remaining shall be paid to Lessee or any other person entitled thereto by law.

C.  Uniform Commercial Code.  This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the leased premises are situated and, Lessor, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens, and interest in and to Lessee’s property now or hereafter located upon the leased premises which are granted a secured party, as that term is defined, under the Uniform Commercial Code to secure to Lessor payment of all sums due under the full performance of all Lessee’s covenants under this Lease.  Lessee will on request execute and deliver to Lessor a financing statement for the purpose of perfecting Lessor’s security interest under this Lease or Lessor may file this Lease or a copy thereof as a financing statement.  Unless otherwise provided by law and for the purpose of exercising any right pursuant to this section, Lessor and Lessee agree that reasonable notice shall be met if such notice is given by ten days written notice, certified mail, return receipt requested to Lessor or Lessee at the addresses specified herein.

Right of Inspection

14.           Lessor and his agents have the right at all reasonable times during the term of this lease to enter the leased premises for the purpose of inspecting them and all buildings and improvements thereon, provided a thirty (30) day written notice is given.

Holdover by Lessee

15.           Should Lessee remain in possession of the leased premises with the consent of Lessor after the expiration of this lease, a new tenancy from month to month subject to all the other terms and conditions of this lease but which shall be terminable by thirty (30) days written notice served by either Lessor or Lessee on the other party to this lease.

Notices

16.           Any notice required or permitted by this lease to be given to either party to this lease by the other party hereto shall be in writing and shall be deposited in the United States mail, postage prepaid, by certified mail, return receipts requested, addressed to Lessee at the address of the leased premises and to Lessor at P.O. Box 4166, Bryan, Texas 77805.  Any such notice shall be deemed to have been received as of the earlier of (i) three (3) days after mailing of such notice in accordance herewith, or (ii) the date of the signed receipt for such notice to such party.  From time to time either party hereto may change his address for the purpose of this paragraph by giving written notice of such change to the other party not less than ten (10) days advance written notice of such change of address.

Location for Rent Payment

17.           All rent payable under this lease shall be paid to Lessor at P.O. Box 4166, Bryan, Texas 77805, unless changed by written notice pursuant to the provisions in the paragraph above.

Attorney’s Fees

18.           Should any litigation be commenced between the parties hereto concerning the leased premises, this lease, or the rights and duties of either party in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for this attorney’s fees in such litigation.

Waiver of Breach

19.           The waiver by Lessor of any breach of any provision of this lease shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or different provision of this lease.

Time of Essence

20.           Time is expressly declared to be of the essence of this lease.

Binding of Heirs and Assigns

21.           Subject to the provisions of this lease against assignment of the Lessee’s interest hereunder, all provisions of this lease shall extend to and bind, or inure to the benefit not only of the parties hereto but to each and every one of the heirs, executors, administrators, legal representatives, successors, and assigns of Lessor or Lessee.

Rights and Remedies Cumulative

22.           The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by law, statute, or ordinance, or otherwise.

Texas Law to Apply

23.           This Agreement shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Brazos County, Texas.

Legal Construction

24.           In case any one or more of the provisions contained in the Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

Prior Agreements Superseded

25.           This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the Lease Agreement.

Amendment

26.           No amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

Warranty Limitation

27.  Limitation of Warranties.  Lessor and Lessee expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease.

THIS AGREEMENT IS EXECUTED in multiple copies, each of which shall be deemed to be an original for all purposes.

LESSOR:

Date: January 24, 2007	/s/	Larry Ruffino
Larry Ruffino
	Address:	2130 E. Wm. J. Bryan Pkwy.
Bryan, Texas 77802
	Phone:	979-776-5685
	Fax:	979-774-7713

Date: January 24, 2007	/s/	Roland Ruffino
Roland Ruffino
	Address:	2130 E. Wm. J. Bryan Pkwy.
Bryan, Texas 77802
	Phone:	979-776-5685
	Fax:	979-774-7713

LESSEE:

Date:March, 1, 2007		LIQUIDMETAL TECHNOLOGIES

	BY:	/s/ Larry E. Buffington
	Address:	25800 Commercentre Drive, #100
Lake Forest, CA 92630
	Phone:	949-206-8000
	Fax:	949-206-8088

ADDENDUMS

1)              Lease shall commence on or before August 1st.

2)              Lessee shall pay utilities and ½ (half) of lawn maintenance.

3)              Rent will increase only if Taxes and or Insurance increase.

4)              Improvements include — make ready of offices, warehouse, front entry door, slab at back overhead door.

a.               Plugs in offices were needed

b.              Door from dock to offices

c.               Door openings between offices

d.              Paint and clean offices like new

e.               Remove carpet and seal floor per Jean

5)              Gate on left side of property and back drive way go with this lease (B).

6)              Tenant shall have the right to assign or sublease the premises per the landlord’s standard lease document.